EXHIBIT 23.1

                         CONSENT OF INDEPENDENT AUDITORS


         We hereby consent to the incorporation by reference in Registration Statements on Form S-3 (Nos. 333-57753, 333-72131, 333-76465, 333-86887,
333-89651,  333-92613,  333-92201,  333-92685 and  333-30724)  and  Registration
Statements on Form S-8 (Nos. 333-69985 and 333-90303) of our report dated February 23, 2000, included in the Annual Report on Form 10-KSB of Objectsoft Corporation for the year ended December 31, 1999.


/s/ Richard A. Eisner & Company, LLP
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RICHARD A. EISNER & COMPANY, LLP
Florham Park, New Jersey
March 29, 2000